As filed with the Securities and Exchange Commission on June 10, 2015
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEWLETT-PACKARD COMPANY
(Exact name of issuer as specified in its charter)

Delaware	3000 Hanover Street, Palo Alto, California 94304	94-1081436
(State or other jurisdiction of incorporation or organization)	(Address and zip code of principal executive offices)	(I.R.S. Employer Identification No.)

Aruba Networks, Inc. 2007 Equity Incentive Plan
(Full title of the plan)

Rishi Varma
Senior Vice President, Deputy General Counsel and Assistant Secretary
3000 Hanover Street, Palo Alto, California 94304
(Name and address of agent for service)

(650) 857-1501
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒     Accelerated filer ☐     Non-accelerated filer ☐ (Do no check if a smaller reporting company)     Smaller reporting company ☐

	CALCULATION OF REGISTRATION FEE

Title of securities to be Registered (1)	Amount to be Registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Hewlett-Packard Company Common Stock, $.01 par value per share (“Common Stock”), to be issued under the Aruba Networks, Inc. 2007 Equity Incentive Plan	8,730 shares (3)	$33.260 (4)	$ 290,359.80 (4)	$33.74
Hewlett-Packard Company Common Stock, to be issued under the Aruba Networks, Inc. 2007 Equity Incentive Plan	8,203,197 shares (5)	$33.13(6)	$271,771,916.61(6)	$31,579.90
Total	8,211,927 shares	N/A	$272,062,276.41	$31,613.64

(1)
In addition to the number of shares of Common Stock stated herein, this Registration Statement covers a number of options to acquire Common Stock, to be granted pursuant to the Aruba Networks, Inc. 2007 Equity Incentive Plan (the “Equity Plan”).

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Equity Plan, by reason of any stock dividend, stock split, capitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(3)	Represents shares of Common Stock issuable upon exercise of outstanding stock options previously granted under the Equity Plan.

(4)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) of the Securities Act, based upon the weighted average exercise per share of stock options granted pursuant to the Equity Plan.

(5)	Represents shares of Common Stock issuable upon vesting of restricted stock units previously granted under the Equity Plan.

(6)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, based upon the average high and low sale prices of Common Stock as reported on the New York Stock Exchange on June 5, 2015.

EXPLANATORY NOTE

  This Registration Statement relates to 8,211,927 shares of Common Stock issuable under the Equity Plan upon the exercise of options and vesting of restricted stock units assumed by the Registrant.  The Equity Plan was assumed by Hewlett-Packard Company (“HP”) on May 18, 2015, in connection with the consummation of transactions contemplated by the Agreement and Plan of Merger entered into on March 2, 2015, by and among HP, Aspen Acquisition Sub, Inc. and Aruba Networks, Inc.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

                 Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

                 Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

  HP hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

  (a)           HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 filed with the Commission on December 17, 2014;

  (b)           HP’s Quarterly Reports on Form 10-Q filed with the Commission on March 11, 2015 and June 8, 2015;

  (c)           HP’s Current Reports on Form 8-K filed with the Commission on March 2, 2015 (solely with respect to the information provided under Item 1.01) and on March 20, 2015, March 24, 2015, May 5, 2015, May 19, 2015, May 21, 2015 (solely with respect to the information provided under Exhibit 99.2) and May 27, 2015 (solely with respect to the information provided under Item 8.01); and

  (d)           The description of HP’s Common Stock contained in HP’s registration statement on Form 8-A/A filed with the Commission on June 23, 2006, and any amendment or report filed with the Commission for the purposes of updating such description.

  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities

                                  Not applicable.

Item 5.    Interest of Named Experts and Counsel

  Rishi Varma, Senior Vice President, Deputy General Counsel and Assistant Secretary of HP, will pass upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement. Mr. Varma is an officer and employee of HP.

Item 6.    Indemnification of Directors and Officers

  Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

  HP’s certificate of incorporation contains a provision eliminating the personal liability of HP’s directors to HP or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

  HP’s bylaws provide for the indemnification of HP’s directors and officers to the maximum extent permitted by Delaware law. HP’s bylaws also provide:

                     (i)          that HP is authorized to enter into individual indemnification contracts with HP’s directors and officers to the fullest extent not prohibited by Delaware law, and

                     (ii)        that HP shall not be required to indemnify any director or officer if (a) the director or officer has not met the standard of conduct which makes indemnification permissible under Delaware law, or (b) the proceeding for which indemnification is sought was initiated by such director or officer and such proceeding was not authorized by the board of directors.

  HP maintains liability insurance for HP’s directors and officers. HP has also agreed to indemnify certain officers against certain claims by their former employers as a result of their employment by HP.

  In addition, HP’s bylaws give HP the power to indemnify HP’s employees and agents to the fullest extent permitted by Delaware law.

Item 7.    Exemption from Registration Claimed

  Not applicable.

Item 8.    Exhibits

Exhibit Number	Exhibit Description
4.1	Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of Registrant’s Form 10-Q filed on June 12, 1998) and Registrant’s Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3(b) on Registrant’s Form 10-Q filed on March 16, 2001.
4.2	Registrant’s Amended and Restated Bylaws effective November 20, 2013 (incorporated by reference to Exhibit 3.1 on Registrant’s Form 8-K filed on November 26, 2013).
4.3	Aruba Networks, Inc. 2007 Equity Incentive Plan.
5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature pages of this Registration Statement and incorporated herein by reference).

Item 9.    Undertakings

             A.        The undersigned Registrant hereby undertakes:

                         (1)      to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)          to include any prospectus required by Section 10(a)(3) of the Securities Act.

                                    (ii)        to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement – notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

                                    (iii)       to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                          provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                         (2)      that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                         (3)      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B.        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 10, 2015.

Hewlett-Packard Company

By:	/s/ Rishi Varma
Rishi Varma Senior Vice President, Deputy General Counsel and Assistant Secretary

POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Hewlett-Packard Company, a Delaware corporation, do hereby constitute and appoint Catherine A. Lesjak, John F. Schultz and Rishi Varma, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret C. Whitman	Chairman, President and Chief Executive Officer	June 10, 2015
Margaret C. Whitman	(Principal Executive Officer)

/s/ Catherine A. Lesjak	Executive Vice President and Chief Financial Officer	June 10, 2015
Catherine A. Lesjak	(Principal Financial Officer)

/s/ Jeff T. Ricci	Senior Vice President and Controller	June 10, 2015
Jeff T. Ricci	(Principal Accounting Officer)

/s/ Marc L. Andreessen	Director	June 10, 2015
Marc L. Andreessen

/s/ Shumeet Banerji	Director	June 10, 2015
Shumeet Banerji

/s/ Robert R. Bennett	Director	June 10, 2015
Robert R. Bennett

/s/ Rajiv L. Gupta	Director	June 10, 2015
Rajiv L. Gupta

/s/ Klaus Kleinfeld	Director	June 10, 2015
Klaus Kleinfeld

/s/ Raymond J. Lane	Director	June 10, 2015
Raymond J. Lane

/s/ Ann M. Livermore	Director	June 10, 2015
Ann M. Livermore

/s/ Raymond E. Ozzie	Director	June 10, 2015
Raymond E. Ozzie

/s/ Gary M. Reiner	Director	June 10, 2015
Gary M. Reiner

/s/ Patricia F. Russo	Director	June 10, 2015
Patricia F. Russo

/s/ James A. Skinner	Director	June 10, 2015
James A. Skinner

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of Registrant’s Form 10-Q filed on June 12, 1998) and Registrant’s Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3(b) on Registrant’s Form 10-Q filed on March 16, 2001.
4.2	Registrant’s Amended and Restated Bylaws effective November 20, 2013 (incorporated by reference to Exhibit 3.1 on Registrant’s Form 8-K filed on November 26, 2013).
4.3	Aruba Networks, Inc. 2007 Equity Incentive Plan.
5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature pages of this Registration Statement and incorporated herein by reference).